EXHIBIT 99(h)(iv)

               [AIG SUNAMERICA CAPITAL SERVICES, INC. LETTERHEAD]



June __, 2004


Prudential Global Funding, Inc.
Two Gateway Center
5th Floor
Newark, New Jersey  07102

Prudential Financial, Inc.
c/o Prudential Retirement
200 Wood Avenue South
Iselin, New Jersey  08830

Ladies and Gentlemen:

       This letter agreement ("Indemnification Agreement") sets forth the terms of the indemnification by and between (i) AIG SunAmerica Capital Services, Inc. (the "Underwriter"), the principal underwriter for the AIG Series Trust (the "Fund") and (ii) Prudential Global Funding, Inc. ("PGF") and Prudential Financial, Inc. ("Prudential Financial"). The Fund is an open-end management investment company registered under the Investment Company Act of 1940, as amended. It currently consists of the following series: 2010 High Watermark Fund, 2015 High Watermark Fund, 2020 High Watermark Fund and 2025 High Watermark Fund (each, a "Series"). PGF has entered into a Put Agreement with the Fund whereby PGF has agreed pay to each Series any shortfall between the Protected Share Price and the actual net asset value per share on the Fund's Protection Termination Date (as those terms are defined in the Put Agreement), provided certain conditions are met. PGF's obligations are guaranteed by its parent, Prudential Financial.

       1.     INDEMNIFICATION OF PGF AND PRUDENTIAL FINANCIAL

              (a) The Underwriter agrees to indemnify, defend and hold harmless PGF, Prudential Financial, each of their respective shareholders, partners, managers, members, trustees, directors and officers, and any person who controls PGF, or is under common control with PGF, in each case within the meaning of Section 15 of the Securities Act of 1933, as amended (the "1933 Act") or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the successors and assigns of all of the foregoing persons (a "PGF Indemnified Party") from and against any loss, damage, expense, liability or claim (including attorney's fees and the reasonable cost of investigation) which a PGF Indemnified Party jointly or severally may incur under any United States federal securities laws or any applicable state laws (or similar laws of other jurisdictions where an offer of the Fund's securities is made) relating to securities in connection with any claims made by an investor of the Fund insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement on Form N-1A of the Fund (or in the Registration Statement as amended by any post-effective amendment thereto) or in a Prospectus

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Prudential Global Funding, Inc.
Prudential Financial Corporation
June __, 2004
Page 2 of 5


(the term "Prospectus" for the purpose of this Indemnification Agreement being deemed to include any sales materials, the Prospectus and the Prospectus as amended or supplemented), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or Prospectus or necessary to make the statements made therein (with respect to the Prospectus, in light of the circumstances under which they were made) not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in information furnished in writing by or on behalf of a PGF Indemnified Party and separately acknowledged in paragraph 3 of this Indemnification Agreement as information concerning PGF or PFI that has been provided expressly for use in such Registration Statement or such Prospectus (such information hereinafter referred to as "Prudential Information") or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information (with respect to the Prospectus, in light of the circumstances under which they were made) not misleading.

              (b) If any claim, action, suit or proceeding ("Proceeding") is brought against a PGF Indemnified Party pursuant to the foregoing paragraph, such PGF Indemnified Party shall promptly notify the Underwriter in writing of the institution of such Proceeding and the Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to the PGF Indemnified Party and payment of all such counsel's fees and expenses. Such PGF Indemnified Party shall have the right to employ its or their own counsel in any such case, but the reasonable fees and expenses of such counsel shall be at the expense of such PGF Indemnified Party unless (i) the employment of such counsel shall have been authorized in writing by the Underwriter in connection with the defense of such Proceeding; (ii) the Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to take charge of the defense of such Proceeding; or (iii) the PGF Indemnified Parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Underwriter in which case the Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the PGF Indemnified Party, but the Underwriter may employ counsel and participate in the defense thereof and such fees and expenses of such counsel shall be at the expense of the Underwriter. In any events described in (i)-(iii) above such reasonable fees and expenses shall be borne by the Underwriter and paid as incurred (it being understood, however, that the Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings representing the PGF Indemnified Parties who are parties to such Proceeding).

              (c) The Underwriter shall not be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Underwriter, the Underwriter agrees to indemnify and hold harmless any PGF Indemnified Party from and against any loss or liability by reason of such settlement. The Underwriter shall not, without the prior written consent of a PGF Indemnified Party, effect any settlement of any pending or threatened Proceeding in respect of which the PGF Indemnified Party is or could have been a party and indemnity could have been sought hereunder by the PGF Indemnified Party, unless such settlement includes an unconditional release of the PGF Indemnified Party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of the PGF Indemnified Party.

Prudential Global Funding, Inc.
Prudential Financial Corporation
June __, 2004
Page 3 of 5


       2.     INDEMNIFICATION OF THE UNDERWRITER

              (a) PGF and Prudential Financial jointly and severally agree to indemnify, defend and hold harmless the Underwriter, each of its shareholders, partners, managers, members, trustees, directors and officers, and any person who controls the Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the Exchange Act and the successors and assigns of all of the foregoing persons (an "Underwriter Indemnified Party") from and against any loss, damage, expense, liability or claim (including attorney's fees and the reasonable cost of investigation) which the Underwriter Indemnified Party may incur jointly or severally under any United States federal securities laws or any applicable state laws (or similar laws of other jurisdictions where an offer of the Fund's securities is made) relating to securities in connection with any claims made by an investor of the Fund insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Prudential Information, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with the Prudential Information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading (with respect to the Prospectus, in light of the circumstances under which they were made).

              (b)    If  any  Proceeding  is  brought   against  an  Underwriter
Indemnified Party pursuant to the foregoing paragraph, the Underwriter Indemnified Party shall promptly notify PGF in writing of the institution of such Proceeding and PGF and Prudential Financial shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such Underwriter Indemnified Party and payment of all fees and expenses. Such Underwriter Indemnified Party shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Underwriter Indemnified Person unless (i) the employment of such counsel shall have been authorized in writing by PGF and Prudential Financial in connection with the defense of such Proceeding; (ii) PGF and Prudential Financial shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding; or (iii) the Underwriter Indemnified Party shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to PGF or Prudential Financial in which case PGF or Prudential Financial shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but PGF or Prudential Financial may employ counsel and participate in the defense thereof and such fees and expenses of such counsel shall be at the expense of PGF or Prudential Financial. In any events described in (i)-(iii) above, such reasonable fees and expenses shall be borne by PGF and Prudential Financial and paid as incurred (it being understood, however, that PGF and Prudential Financial shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings above representing the Underwriter Indemnified Parties who are parties to such Proceeding).

              (c) Neither PGF nor Prudential Financial shall be liable for any settlement of any such Proceeding effected without the written consent of such party but if settled with the written consent of PGF or Prudential Financial, such party agrees to indemnify and hold harmless the Underwriter Indemnified Party from and against any loss or liability by reason of such settlement. Neither PGF nor Prudential Financial shall, without the prior written consent of an Underwriter Indemnified Party, effect any settlement of any pending or threatened Proceeding in respect of which the Underwriter Indemnified Party is or could have been a party and indemnity could have been sought hereunder by the Underwriter Indemnified Party, unless such settlement includes an unconditional release of the Underwriter Indemnified Party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of the Underwriter Indemnified Party.

Prudential Global Funding, Inc.
Prudential Financial Corporation
June __, 2004
Page 4 of 5


       3.     INFORMATION  IN  REGISTRATION   STATEMENT   PROVIDED  BY  PGF  AND
              PRUDENTIAL FINANCIAL

              PGF and Prudential Financial represent and warrant that the information in the Prospectus in the section captioned "Prudential Financial and PGF" and the financial statements of Prudential Financial included in the Fund's Statement of Additional Information forming a part of the Registration Statement, have been provided expressly for use in the Prospectus and the Registration Statement by these parties.

       4.     LIMITATIONS TO EACH PARTY'S INDEMNIFICATION OBLIGATION

              Notwithstanding any other provisions in this Indemnification Agreement, no party shall be entitled to indemnification under this Indemnification Agreement against any loss, claim, liability, expense or damage arising by reason of such person's willful misfeasance, bad faith, gross negligence or reckless disregard of its duties in the performance of its duties in respect of the Fund.

       5.     MISCELLANEOUS

              (a) This Agreement may not be assigned by either party without the prior written consent of the other parties.

              (b)    This   Agreement   shall  be  governed  and   construed  in
accordance with the laws of the State of New York without giving effect to the conflict of law provisions thereof.

              (c) This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed and original, but all of which together shall constitute only one instrument.

              (d) This Agreement, including any attachments or exhibits hereto, constitutes the entire agreement between us concerning the subject matter hereof, and supersedes any and all prior written or oral agreements.

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Prudential Global Funding, Inc.
Prudential Financial Corporation
June __, 2004
Page 5 of 5


              If you are in agreement with the foregoing, please sign the form of acceptance on the accompanying counterpart of this letter and return such counterpart to my attention whereupon this letter shall become a binding contract.

                                       Very truly yours,


                                       AIG SunAmerica Capital Services, Inc.


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                  The foregoing Agreement is hereby accepted as of the date thereof.

                                       Prudential Global Funding, Inc.


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       Prudential Financial, Inc.


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

Date: ___________________